Avantair, Inc. (OTCBB: AAIR) Steven Santo, CEO Exhibit 99.1

SAFE HARBOR
This document contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including, without limitation, statements regarding Avantair’s financial position, business strategy, plans, and
Avantair’s management’s objectives and its future operations, and industry conditions, are forward-looking statements. Although Avantair believes that the expectations reflected in such forward-looking statements are reasonable, Avantair can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from Avantair’s expectations (“Cautionary Statements”) as described in Avantair’s public filings include, without limitation, the effect of existing and future laws and governmental regulations, the results of future financing efforts, and the political and economic climate of the United
States. All subsequent written and oral forward-looking statements attributable to Avantair, or persons acting on Avantair’s behalf, are expressly qualified in their entirety by the Cautionary Statements.

EXCLUSIVE VALUE PROPOSITION
AIRCRAFT
• Safest, economical and high performance Piaggio Avanti P180
• 57 Piaggio P180 aircraft in fleet
• Largest and quietest cabin in its category
• Low operating costs – innovative aerodynamic design & most fuel efficient
• Fastest twin turboprop ever built – light jet speed
COMPETITIVE PRICING
• Three award winning flight hour programs (fractional shares, leases, cards)
• 40% less
PEOPLE & SERVICE
• Over 200 highly trained pilots, approx. 100 skilled
maintenance workers in 3 facilities
• State-of-the-art 24/7 operations center in
Clearwater, FL
• Entire organization committed to one aircraft type
and industry leading customer service

FINANCIALS
• Consistent revenue growth through challenging economic environment
• 9% CAGR from FY08 - FY11
• Revenue generating flight hours reached record level of 43,305 in FY11
• EBITDA improved in Q4 FY11 vs. Q4 FY10
• Implementing back office cost reductions targeted between $1 million to
$1.5 million per quarter during FY12
• FBO, non-core and G&A headcount, leases, third party contracts, series of other back office initiatives
• June 30, 2011 balance sheet snapshot
• $5.6 million in cash, deferred revenue of $94 million and paid down
$8.2 million in net debt

FY11 REVENUE HIGHLIGHTS

• Total FY11 revenue = $149.0 million
• Revenue growth of 4.2% from FY10 revenue of $143.0 million
• FY11 Unit Sales by Program
• New Fractional Ownership Program = 19 shares (153% increase from prior year of 7.5 units)
• Axis Lease Program = 30.5 new sales (program began in March
FY11)
• Cards sold including Edge Card Program and other cards = 461 (19%
increase from prior year of 388 cards)
$35.0
$37.0
$39.0
$41.0
Quarter 1 Quarter 2 Quarter 3 Quarter 4
FY 2011
FY 2010

Fly Smart.

Aircraft Fleet and Total Revenue Flight Hours
58
56
54
52
50
48
46
44
Aircraft Fleet
45,950
40,950
35,950
30,950
25,950
20,950
15,950
10,950
5,950
950
Total Revenue Hours
FY08
FY09
FY10
FY11
Aircraft Fleet
Revenue Flight Hours

FLEET GROWTH AND REVENUE HOURS 6

Product Sales

Hours Sold
12,000
11,000
10,000
9,000
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
FY 2009
FY 2010
FY 2011
Edge Card Program
Fractional/Lease Programs

PRODUCT SALES IN HOURS 7

Fly Smart.

FY2011

$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
($5.0)
($10.0)
($MIL)
$26.6
$27.8
$28.8
$32.5
($5.9)
($5.3)
($2.1)
($1.7)
FY11 Q1
FY11 Q2
FY11 Q3
FY11 Q4
Revenue before Fractional Aircraft Sales Revenue
Net Loss before Fractional Aircraft Sales Revenue & Cost

REVENUE GROWTH FROM FLEET MANAGEMENT 8 * Includes $1.0 million profit from the sale of previously owned fractional aircraft shares *

NON-GAAP MEASURES

The following table reflects the reconciliation of total revenue and net loss, both prepared in conformity with (GAAP), to the non-GAAP financial measures of total revenue before fractional aircraft sales revenue and net loss before fractional aircraft sales revenue and cost.
The company believes that these non-GAAP financial measurements are useful to investors as they highlight results of operations from fleet management.  These measures are supplements to accounting principles generally accepted in the
United States used to prepare the Company’s financial statements and should not be viewed as a substitute for GAAP measures.  In addition, the Company’s non-GAAP measures may not be the comparable to non-GAAP measures of other companies.
FY2011 Q1 FY2011 Q2 FY2011 Q3 FY2011 Q4
35,782,116 $     36,584,539 $     36,488,593 $     40,146,729 $
9,197,823          8,778,578          7,720,559          7,631,525
26,584,293 $     27,805,961 $     28,768,034 $     32,515,204 $
Net loss (4,814,309) $      (4,066,365) $      (956,567) $         (938,681) $
Add:
Cost of fractional shares sold 8,111,445          7,526,245          6,618,110          6,900,835
Subtract:
Fractional aircraft sales revenue (9,197,823)         (8,778,578)         (7,720,559)         (7,631,525)
(5,900,687) $      (5,318,698) $      (2,059,016) $      (1,669,371) $
Total revenue
Fractional aircraft sales revenue
Total revenue before fractional aircraft
sales revenue
Net loss before fractional aircraft sales
revenue and cost

avantair
Fly Smart.

Debt Reduction
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
FY2009
FY2010
FY2011
Long-term Debt
Short-term Debt

BALANCE SHEET AND CASH FLOW 10 • Generated $6.9 million in cash from operations during FY11 • Paid down $8.2 million in net debt in FY11

GOING FORWARD PLAN

• Focus on core business objective of marketing, selling and servicing customers through fractional shares, leases and cards
• Align and develop personnel to achieve our business objectives
• Enhancing a metric driven culture toward achieving key performance goals
• Optimizing use of technology as a competitive advantage
• Focus on back office cost efficiencies that do not impact safety, operations or customer service
• Strengthening key vendor relationships
• Exploring the expansion of our operating model to select global markets through strategic alliances

RETURN ON INVESTMENT

Why is AAIR a solid long-term investment?
• Growing market share up 4 points since 2010
• Increased revenue in FY11 4.2% from FY10
• Exclusivity of the Piaggio P180 aircraft
• Better positioned to take advantage of challenging economy
• Adding new aircraft to meet demand
• Avantair is the “responsible” choice

AVANTAIR (OTCBB: AAIR)